EXHIBIT 99.1

Agenus Regains Compliance With NASDAQ Listing Requirements

LEXINGTON, Mass., Jan. 14, 2011 (GLOBE NEWSWIRE) -- Agenus Inc. (Nasdaq:AGEN) (formerly Antigenics Inc.) today announced that it has received notice from the Listing Qualifications Staff of The NASDAQ Stock Market LLC ("NASDAQ") that the company has regained compliance with Nasdaq Marketplace Rule 5550(a)(2) relating to the maintenance of a minimum $1.00 bid price. The matter is now closed.

About Agenus

Agenus is a biotechnology company working to develop treatments for cancers and infectious diseases. For more information, please visit www.agenusbio.com.

The Agenus Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=8187

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